Exhibit 10.9

Assignment, Assumption and First
Amendment to
Marketing Agent Agreement

This Assignment, Assumption and First Amendment (“Assignment and Amendment”) to the Marketing Agent Agreement dated as of March 16, 2021 (“Agreement”) by and between ConvexityShares, LLC, (the “Assignor” or “legacy Sponsor”), Teucrium Trading, LLC (the “Assignee” or “new Sponsor”), ConvexityShares Trust, (the “Trust” and collectively with new Sponsor as, the “Client”), and Foreside Fund Services, LLC (“Foreside”) is effective as of ____ July 3____, 2023 (“Effective Date”).

WHEREAS, the Assignor desires to assign, transfer, convey and deliver to the Assignee the Assignor’s rights, obligations and covenants under the Agreement, and the Assignee desires to assume from the Assignor such interests, rights and obligations in accordance with the terms and conditions of this Assignment and Amendment, and each party by its signature below consents to such assignment; and

WHEREAS, Section 14 of the Agreement requires that the terms of the Agreement not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the parties.

WHEREAS, Section 16 of the Agreement requires that the Agreement may not be assigned by a party except by prior written consent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	By consent of the parties, as reflected by each signature below, the Assignor hereby assigns all the rights, obligations and covenants of the Assignor under the Agreement to the Assignee, and the Assignee hereby accepts the foregoing assignment and fully assumes the rights, obligations and covenants of the Assignor to the Agreement.

3.	All references to “Sponsor” in the Agreement shall hereby mean Teucrium Trading, LLC, a Delaware limited liability company.

4.	Section 13 (ii) is hereby deleted in its entirety and replaced with the following:

If to the Trust:

ConvexityShares Trust c/o

Teucrium Trading, LLC

3 Main Street, Suite 215

Burlington, VT 05401

Attn: Cory Mullen-Rusin

Telephone: 802-540-0019

Email: cory.mullenrusin@teucrium.com

If to the Sponsor:

Teucrium Trading, LLC

3 Main Street, Suite 215

Burlington, VT 05401

Attn: Cory Mullen-Rusin

Telephone: 802-540-0019

Email: cory.mullenrusin@teucrium.com

5.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

6.	This Amendment and Assignment shall be governed by, and the provisions of this Amendment and Assignment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the Effective Date.

Foreside Fund Officer Services, LLC

By:	/s/ Teresa Cowan
Name:	Teresa Cowan
Title:	President

ConvexityShares, LLC

By:	/s/ Cory Mullen-Rusin
Name:	Cory Mullen-Rusin
Title:	CFO

ConvexityShares, LLC

By:	/s/ Joseph Ferraro
Name:	Joseph Ferraro
Title:	Chief Compliance Officer

Teucrium Trading, LLC

By:	/s/ Cory Mullen-Rusin
Name:	Cory Mullen-Rusin
Title:	CFO